Exhibit 99.1

For immediate release

( BW)(TX-ZONAGEN)(ZONA)(ZNG) Zonagen Presents Data for Androxal in the Treatment of Hypogonadal Men and
Data for Progenta as a Potential New Approach in the Treatment of Breast Cancer

Business Editors/Health/Medical Writers
12th International Congress of Endocrinology

THE WOODLANDS, Texas—(BUSINESS WIRE)—Sept. 2, 2004—

Data to Be Presented at the 12th International Congress of Endocrinolgy in Lisbon Portugal

     Zonagen, Inc. (Nasdaq:ZONA)(PCX:ZNG) announced that Dr. Ronald Wiehle, the Company’s Director of R&D, today delivered two presentations at the 12th International Congress of Endocrinology being held in Lisbon, Portugal from August 31 - September 4, 2004. The two presentations provided information for the previously released results of Zonagen’s Phase I/II U.S. trial for Androxal™ in the treatment of men with low testosterone, as well as results from animal studies indicating the potential of Progenta™ in the treatment of breast cancer.

     The data presented for Androxal™ in the treatment of testosterone deficiency in men included comparisons to Androgel® a leading treatment for the condition. Specifically, the data presented suggests that Androxal™ restores testosterone in a more natural manner as opposed to the currently favored approach of testosterone replacement as exhibited by drugs such as Androgel®. This observation is supported by results that indicate Androxal™ allows for a normal daily rhythm of circulating testosterone as opposed to the drug induced concentrations associated with exogenous testosterone administration. Androxal™, at the highest dose tested, consistently increased testosterone levels within normal ranges. Androxal™ only caused modest increases of dihydrotestosterone (DHT), a metabolite of testosterone which has been suggested to be associated with prostatic disease, but such increases were still within the normal range of DHT levels. Androgel®, on the other hand, while being less consistent in its effects on increasing testosterone, increased DHT to greater levels than that experienced by men on Androxal™. The data also showed an unexpected but favorable finding that Androxal™ had a positive impact on lowering triglycerides, whereas high dose Androgel® negatively impacted triglyceride levels. This latter point adds credence to the fact that the two drugs act along completely different paths in treating testosterone deficiency. The slides presented at the Lisbon conference are available on Zonagen’s web site at http://www.zonagen.com/.

     The data presented for Progenta™’s potential in the treatment of breast cancer showed comparisons to a previously studied drug in the same chemical and mode of action class as Progenta™. While enhancing apoptosis (programmed cell death) of breast cancer cells in a rat model similar to the previously studied drug, Progenta™ was superior from the standpoint of reducing the proliferation of tumor cells in the same rat study. Progenta™ is currently being evaluated in a European Phase I/II trial in women with uterine fibroids. Reportable data from this study should be available by year-end 2004. The data presented at the Lisbon conference suggests an additional potential indication for Progenta™ in the treatment of breast cancer. The presentation materials are also available on the Zonagen web site.

     ABOUT ZONAGEN

     Zonagen is engaged in the development of pharmaceutical products that address diseases and conditions associated with the treatment of hormonal and reproductive system disorders.

     Any statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including but not limited to Zonagen’s ability to have success in the clinical development of its technologies including Androxal™ and Progenta™, uncertainty relating to Zonagen’s patent portfolio and competing patents, Zonagen’s ability to raise additional capital on acceptable terms or at all, the reliability of clinical trials conducted in non-U.S. jurisdictions, manufacturing uncertainties related to Progenta™, the Company’s ability to remain listed on Nasdaq, Zonagen’s ability to have success in meeting governmental regulations and the costs and time required to meet such regulatory requirements, and such other risks identified in Zonagen’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (SEC). These documents are available on request from Zonagen or at http://www.sec.gov/.

Zonagen disclaims any intention or obligation to update or revise any forward-looking statements

     —30—LD/ho*

     CONTACT: Zonagen, Inc., The Woodlands

          Joseph S. Podolski, 281-719-3447

     KEYWORD: TEXAS PORTUGAL INTERNATIONAL EUROPE
     INDUSTRY KEYWORD: PHARMACEUTICAL MEDICAL TRADESHOW
     SOURCE: Zonagen, Inc.